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                                                                  Exhibit 10(r)

                   THIRD AMENDMENT TO SOTHEBY'S HOLDINGS, INC.
                             1997 STOCK OPTION PLAN


         THIS THIRD AMENDMENT to the Sotheby's Holdings, Inc. 1997 Stock Option Plan ("Third Amendment") is adopted by Sotheby's Holdings, Inc. (the "Corporation") as of the dates indicated below:

                                    RECITALS:

         A. The Sotheby's Holdings, Inc. 1997 Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation on April 30, 1996 and approved by the shareholders of the Corporation at the Corporation's 1996 Annual Meeting of Shareholders on June 19, 1996.

         B. Pursuant to Section 8.1 of the Plan, the Corporation has the authority to amend the Plan. The Corporation desires to and does hereby amend the Plan, as hereinafter set forth to increase the maximum aggregate number of shares with respect to which Options may be granted to one Employee during 1998 and to increase the aggregate number of shares of Class B Common Stock that may be issued upon the exercise of Options under the Plan.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Pursuant to action taken by the Compensation Committee on February 25, 1999, Section 4.1 of the Plan is amended in its entirety by substituting the following:

                  4.1 SHARES SUBJECT TO THE PLAN.

                           The Option Stock to be made the subject of Options
                  granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Class B Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Class B Common Stock that may be issued by the Corporation under the exercise of Options under the Plan is 10,900,000 shares of Class B Common Stock. The aggregate number of shares of Option Stock outstanding at any time shall not exceed the relevant number of shares of Class B Common Stock remaining available for issuance under the Plan. After termination of the Plan, the number of shares of Class B Common Stock reserved for purposes of the Plan from time to time shall be only such number of shares as are issuable under then outstanding Options.


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         2. Pursuant to action taken by the Section 162(m) Subcommittee of the
Compensation Committee on December 15, 1998, Section 6.1 of the Plan is amended in its entirety by substituting the following:

                  6.1 POWER TO GRANT OPTIONS.

                           The maximum aggregate number of shares of Common
                  Stock with respect to which Options may be granted to any one Employee during a Fiscal Year shall be limited to 400,000 shares. For the 1998 Fiscal Year only, the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any one Employee during a Fiscal Year shall be limited to 800,000 shares. For purposes of calculating the number of shares with respect to which Options have been granted to an Employee for any Fiscal Year, any shares subject to an Option that is granted and subsequently cancelled or surrendered during such Fiscal Year shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such Fiscal Year. Notwithstanding the foregoing, to the extent an adjustment is made to the number of shares subject to an Option to reflect a change in the corporate capitalization of the Corporation, the additional shares, if any, subject to such Option shall not be counted against the maximum number of shares for which Options may be granted to the applicable Optionee. Subject to this maximum share limitation, the Committee may grant to such Employees as the Committee may select, in accordance with Article 5 hereof, Options entitling the Optionee to purchase shares of Common Stock from the Corporation in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Compensation Committee at the time of grant or pursuant to applicable resolution of the Compensation Committee.

         3. This Third Amendment shall be subject to the approval of shareholders of the Corporation at the April 29, 1999 annual meeting and shall be effective as of the dates specified above.

         IN WITNESS WHEREOF, this Amendment is hereby executed as of the day and year first above written.

                                                   SOTHEBY'S HOLDINGS, INC.


                                           By:   /s/ Diana D. Brooks
                                               ---------------------------------

                                           Its:    President and CEO
                                               ---------------------------------

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